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                                                                      EXHIBIT  5

                                                             1300 I Street, N.W.
                                                               Suite 470 East
                                                       Washington, D.C. 20005
                                                       Telephone (202) 737-7900
BREYER & AGUGGIA                                       Facsimile: (202) 737-7979

________________________________________________________________________________

ATTORNEYS AT LAW

                                 July 28, 1998

Board of Directors
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141

     RE:  Pulaski Financial Corp.
          Registration Statement on Form S-1

To the Board of Directors:

     You have requested our opinion as special counsel for Pulaski Financial Corp., a Delaware corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of Pulaski Financial Corp. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of Pulaski Financial Corp. will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL AND TAX OPINIONS."

                                        Sincerely,

                                        /s/ Breyer & Aguggia LLP

                                        BREYER & AGUGGIA LLP

Washington, D.C.